CONSENT OF CERTIFIED PUBLIC ACCOUNTANTS FOR NORTH POINT



         We hereby consent to the use in this Registration Statement of our report dated February 11, 2000, except for Note 16 as to which date is March 3, 2000, relating to the consolidated financial statements of North Point Bancshares, Inc. and subsidiary, and to the reference to our Firm under the heading "Experts" in the Proxy Statement.



                              /s/ Mauldin & Jenkins LLC
                              Mauldin & Jenkins LLP

Powder Springs, Georgia
June 1, 2000